Exhibit 10.1

INCREMENTAL AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 21, 2014 (this “Incremental Amendment”), by and among Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holdco,” and, together with the Company and Holdings, the “Term B-3 Borrowers”), the Subsidiary Guarantors party hereto, the Additional Lender party hereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

WHEREAS, the Company, Holdings, Sub Holdco, the Lenders, the Administrative Agent and the other parties thereto are parties to that certain amended and restated credit agreement, dated as of October 16, 2012, among the Company, Holdings, Sub Holdco, the Administrative Agent, the Collateral Agent and the Lenders party thereto, as amended by Amendment No. 1 thereto, dated as of November 29, 2012, and as further amended by Amendment No. 2 thereto, dated as of August 5, 2013, the “Credit Agreement”; capitalized terms used herein without definition have the respective meanings given such terms by the Credit Agreement), pursuant to which the Company has previously borrowed Term B-1 Loans and Term B-2 Loans;

WHEREAS, in accordance with the provisions of Section 2.12 of the Credit Agreement, the Company has notified the Administrative Agent that it is requesting to establish Incremental Loans in the form of Term B-3 Loans in the aggregate principal amount of $170,000,000 (the “Incremental Request”) on the terms and conditions set forth in this Incremental Amendment;

WHEREAS, Bank of America, N.A. is the sole lead arranger and bookrunner for this Incremental Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.             Incremental Amendment.

(a)           This Incremental Amendment constitutes an “Incremental Amendment” pursuant to Section 2.12 of the Credit Agreement (the Credit Agreement as amended by this Incremental Amendment is referred to herein as the “Amended Credit Agreement”).

(b)           Subject to the terms and conditions set forth herein and the occurrence of the Incremental Amendment Effective Date (as defined below) (i) there is hereby established under the Amended Credit Agreement a new Class of Incremental Loans entitled the “Term B-3 Loans” (the Lenders holding such Term B-3 Loans (or Commitments in respect thereof), including the Additional Lender, are referred to herein as “Term B-3 Lenders”) and (ii) the Additional Lender party hereto agrees to make to the Term B-3 Borrowers, jointly and severally, on the Incremental Amendment Effective Date, a loan in Dollars in the form of a Term B-3 Loan in an aggregate principal amount equal to $170,000,000.  Amounts borrowed under this Section 1(b) and repaid or prepaid may not be reborrowed.  Term B-3 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided in the Amended Credit Agreement.  Notwithstanding anything in the Credit Agreement to the contrary, the required notice periods for the initial funding of the Term B-3 Loans shall be as agreed between the Borrowers and the Administrative Agent.

(c)           The Term B-3 Borrowers shall, jointly and severally, repay to the Administrative Agent for the ratable account of the Term B-3 Lenders on the last Business Day of each March, June, September and December, commencing March 31, 2014, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Term B-3 Loans outstanding on the Incremental Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.03 of the Amended Credit Agreement).  The Term B-3 Borrowers shall, jointly and severally, repay all outstanding Term B-3 Loans on the Original Loan Maturity Date.

(d)           The Term B-3 Loans shall bear interest based on the same Applicable Rate and the same Eurodollar Rate or Base Rate provisions, as applicable, that are applicable to the Term B-1 Loans and Term B-2 Loans, including, that the “floors” set forth in the definition of “Eurodollar Rate” and “Base Rate” in the Credit Agreement shall also apply to the Term B-3 Loans under the Amended Credit Agreement.

(e)           The prepayment provisions applicable to the Term B-1 Loans and Term B-2 Loans under the Credit Agreement shall continue to apply, and shall also be applicable to the Term B-3 Loans, under the Amended Credit Agreement.  In addition, in the event that, on or prior to the date that is one year after the Incremental Amendment Effective Date, the Term B-3 Borrowers (i) make any prepayment of the Term B-3 Loans in connection with any Term B-3 Repricing Transaction (as defined below) or (ii) effect any amendment of the Amended Credit Agreement resulting in a Term B-3 Repricing Transaction, the Term B-3 Borrowers shall, jointly and severally, pay to the Administrative Agent, for the ratable account of each applicable Term B-3 Lender, (x) in the case of clause (i), a prepayment premium of 1% of the amount of the Term B-3 Loans being prepaid and (y) in the case of clause (ii), a payment equal to 1% of the aggregate amount of the applicable Term B-3 Loans outstanding immediately prior to such amendment.  For purposes of the foregoing, “Term B-3 Repricing Transaction” means (A) any prepayment or repayment of the Term B-3 Loans with the proceeds of, or any conversion of, the Term B-3 Loans into other Loans for the primary purpose of prepaying, repaying or replacing the Term B-3 Loans and having or resulting in an All-In Yield less than the All-In Yield of the Term B-3 Loans being prepaid or repaid or (B) any amendment to the Term B-3 Loans the primary purpose of which is to reduce the All-In Yield of such Term B-3 Loans.

(f)            Under the Amended Credit Agreement and the other Loan Documents, (i) in no event shall any reference to a “Guarantor,” or any requirement to guarantee any Obligations, include Holdings or Sub Holdco in respect of all or any portion of the Term B-3 Loans then outstanding with respect to which it is a direct obligor as a Term B-3 Borrower, and (ii) for the avoidance of doubt, solely with respect to each of Holdings and Sub Holdco in its capacity as a Guarantor, for so long as Holdings or Sub Holdco is a Term B-3 Borrower, the “Guaranteed Obligations” of Holdings or Sub Holdco, as the case may be, under, and as defined in, the Guaranty shall not include their respective direct Obligations as Term B-3 Borrowers in respect of all or any portion of the Term B-3 Loans then outstanding with respect to which they are Term B-3 Borrowers.  Notwithstanding anything to the contrary in any Loan Document, at any time after the Incremental Amendment Effective Date, by written notice from a Responsible Officer of the Company, Holdings and/or Sub Holdco may be released as a “Term B-3 Borrower” with respect to all or a portion of the Term B-3 Loans then outstanding, in which case, (i) all references to “Term B-3 Borrowers” set forth above in this Section 1, shall thereafter not apply to Holdings and/or Sub Holdco in respect of the portion of the Term B-3 Loans subject to such release (it being understood that in the case of a partial release the proportional share of each Term B-3 Lender’s Term B-3 Loan that is directly owed by each Term B-3 Borrower shall be identical and all prepayments of Term B-3 Loans thereafter shall proportionally reduce the amount of the direct obligations of each Term B-3 Borrower thereof) and (ii) for the avoidance of doubt, the obligations of Holdings and/or Sub Holdco, as applicable, under the Guaranty shall, effective upon any such release, apply to all Obligations in respect of the portion of the Term B-3 Loans for which Holdings and/or Sub Holdco, as applicable, is no longer a Term B-3 Borrower.  For the avoidance of doubt, the Guaranty of Holdings and Sub Holdco shall continue to apply with respect to all Obligations in respect of the Term B-1 Loans and Term B-2 Loans and shall in no way be affected or modified by the terms of this Incremental Amendment.

(g)           Each Term B-3 Borrower hereby designates the Company as its representative and agent (in such capacity, the “Borrower Agent”) for all purposes under the Loan Documents, including requests for Loans, designation of interest rates, delivery or receipt of communications, preparation and delivery of Compliance Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Collateral Agent or any Lender; provided, that in addition to such appointment of the Company as Borrower Agent, solely with respect to the Term B-3 Loans, each of the Term B-3 Borrowers also appoints Holdings and Sub Holdco as Borrower Agent for requests for Term B-3 Loans, delivery (but not receipt) of communications, receipt and payment of Obligations under the Term B-3 Loans and related dealings with the Administrative Agent, Collateral Agent or any Lender.  In furtherance of the foregoing, the definition of “Interest Period” and Sections 2.02, 2.03(a), 2.10, 2.11, 2.13 and 2.14 of the Credit Agreement are hereby amended such that references therein to the “Borrower” shall be deemed to be references to the “Term B-3 Borrowers” solely to the extent that the provisions in such Sections relate to the Obligations in respect of the Term B-3 Loans.  The Company, Holdings and Sub Holdco each hereby accepts the appointment described in the foregoing sentence.  The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of Borrowing) delivered by the Company, as Borrower Agent on behalf of any Term B-3 Borrower, or by Holdings or Sub Holdco in respect of any Term B-3 Loans.  The Administrative Agent, the Collateral Agent and the Lenders may give any notice or communication with a Term B-3 Borrower hereunder to the Company, as Borrower Agent, on behalf of such Term B-3 Borrower.  Each of the Administrative Agent, the Collateral Agent and the Lenders shall have the right, in its discretion, to deal exclusively with the Company, as Borrower Agent, for any or all purposes under the Loan Documents.  Each Term B-3 Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Company, as Borrower Agent, shall be binding upon and enforceable against it.

(h)           Upon the request of any Term B-3 Lender made through the Administrative Agent, the Term B-3 Borrowers shall execute and deliver to such Term B-3 Lender (through the Administrative Agent) a promissory note of the Term B-3 Borrowers payable to such Term B-3 Lender or its registered assigns substantially in the form of Exhibit A hereto (each such promissory note, a “Term B-3 Note,” which, in each case, shall be one of the “Notes” referenced in the Amended Credit Agreement, as the context may require), which Term B-3 Note shall evidence such Term B-3 Lender’s Term B-3 Loans.

(i)            Except as specifically set forth above the terms of the Term B-3 Loans shall be identical to the terms of the Term B-1 Loans and Term B-2 Loans as in effect on the Incremental Amendment Effective Date immediately prior to the effectiveness of this Incremental Amendment.

SECTION 2.             Representations and Warranties.  To induce the other parties hereto to enter into this Incremental Amendment, the Company represents and warrants to each of the Lenders and the Administrative Agent that, immediately before and after giving effect to this Incremental Amendment and the transactions contemplated hereby:

(a)           the representations and warranties of the Company and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Documents are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(b)           no Default or Event of Default shall have occurred and shall be continuing.

SECTION 3.             Conditions to Effectiveness.  This Incremental Amendment shall become effective as of the date (the “Incremental Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)           the Administrative Agent (or its counsel) shall have received counterparts of this Incremental Amendment that, when taken together, bear the signatures of (i) each Loan Party, (ii) the Administrative Agent and Collateral Agent and (iii) the Additional Lender identified on the signature page hereto;

(b)           the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying that (i) the conditions precedent set forth in Section 4.03 of the Credit Agreement shall have been satisfied on and as of the Incremental Amendment Effective Date and (ii) on a pro forma basis after giving effect to the Borrowing of the Term B-3 Loans and the application of proceeds therefrom, the Secured Net Leverage Ratio as of the Incremental Amendment Effective Date is no greater than 3.50 to 1.00;

(c)           the Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Incremental Amendment and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(d)         the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Company and the applicable Loan Party relating thereto with respect to any Mortgaged Property located in a special flood hazard area) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance to the extent required pursuant to Section 6.07(b) of the Credit Agreement;

(e)         the Administrative Agent shall have received favorable customary legal opinions from Ropes & Gray LLP, in form and substance reasonably satisfactory to the Administrative Agent, which the Loan Parties hereby request such counsel to deliver;

(f)          the Administrative Agent and the lead arranger of this Incremental Amendment, as applicable, shall have received (i) payment of all fees and other amounts due and payable on or prior to the Incremental Amendment Effective Date and (ii) to the extent invoiced at least two (2) Business Days prior to the Incremental Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, required to be reimbursed or paid by the Company in accordance with Section 10.04 of the Credit Agreement; and

(g)         the Administrative Agent shall have received, for the account of the Additional Lender (or shall be satisfied with the arrangements for the payment of), an upfront fee in Dollars equal to 0.50% of the aggregate principal amount of the Term B-3 Loans.

The Administrative Agent shall notify the Term B-3 Borrowers and the Lenders of the Incremental Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4.             Post-Closing Conditions. Within 120 days after the Incremental Amendment Effective Date (or such longer period of time as may be agreed by the Collateral Agent in its discretion), with respect to each existing Mortgage, the Company shall provide the Collateral Agent with the following with respect to the Mortgaged Property, either:

(a)           confirmation in writing (which may be in the form of an e-mail) from local counsel in the jurisdiction in which the Mortgaged Property is located, in form and substance reasonably satisfactory to the Collateral Agent, to the effect that no amendment or other document, action or payment is required with respect to the existing Mortgage for the applicable Mortgaged Property for the continued validity, perfection and priority of the Liens of any existing Mortgage as security for the Obligations including the Obligations evidenced by the Amended Credit Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(b)           each of the following:

(i)            an amendment to the existing Mortgage (each, a “Mortgage Amendment”) for the applicable Mortgaged Property, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(ii)           a title search for the applicable Mortgaged Property demonstrating that that such Mortgaged Property is free and clear of Liens (except those Liens created or permitted under the terms of the Loan Documents); and

(iii)          evidence of payment or satisfactory arrangements for payment of all applicable title search and examination charges, escrow charges, mortgage recording taxes, if any, and related charges and fees required for the recording of the Mortgage Amendments referred to above.

SECTION 5.             Reaffirmation of Guaranty and Security.  Each Term B-3 Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Incremental Amendment or the Amended Credit Agreement, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms all of its obligations and liabilities under each Loan Document to which it is a party, in each as such obligations and liabilities have been amended by this Incremental Amendment, including, with respect to each Guarantor, its guarantee of the Obligations and,  with respect to each Loan Party, the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure the Obligations (including the Term B-3 Loans), all as provided in the Collateral Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under, and in accordance with, the Credit Agreement and the other Loan Documents, in each case after giving effect to this Incremental Amendment.

SECTION 6.             Reference to Agreement.  From and after the Incremental Amendment Effective Date, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and the term “Credit Agreement,” as used in the other Loan Documents, shall mean the Credit Agreement as amended hereby and as may be further amended, supplemented or otherwise modified from time to time.

SECTION 7.             Counterparts.  This Incremental Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Incremental Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Incremental Amendment.

SECTION 8.             Governing Law.  THIS INCREMENTAL AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.             Jurisdiction.  EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INCREMENTAL AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

SECTION 10.           Headings.  The headings of this Incremental Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11.           Notices.  All communications and notices hereunder shall be given as provided in the Amended Credit Agreement.

SECTION 12.           Severability.  If any provision of this Incremental Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Incremental Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 13.           Successors.  The terms of this Incremental Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns permitted under Section 10.07 of the Amended Credit Agreement.

SECTION 14.           No Waiver.  Except as expressly set forth herein, this Incremental Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Incremental Amendment.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

NEXEO SOLUTIONS, LLC

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS SUB HOLDING CORP.

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS FINANCE CORPORATION

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Treasurer

CHEMICAL SPECIALISTS AND DEVELOPMENT, LLC

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

STARTEX CHEMICAL, LLC

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

[Nexeo Incremental – Amendment]

STARTEX DISTRIBUTION WEST, LLC

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

[Nexeo Incremental – Amendment]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

[Nexeo Incremental – Amendment]

BANK OF AMERICA, N.A., as Additional Lender

By:	/s/ Jonathan Jacob
Name: Jonathan Jacob
Title: Vice President

[Nexeo Incremental – Amendment]

EXHIBIT A

FORM OF TERM B-3 NOTE

$	[New York, New York]

[Date]

                                FOR VALUE RECEIVED, the undersigned (the “Borrowers”) hereby promise to pay, on a joint and several basis, to [LENDER] or its registered assigns (the “Lender”) in accordance with Section 10.07 of the Credit Agreement (as defined below), in lawful money of the United States of America in immediately available funds at the office of the Administrative Agent (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of March 9, 2011, as amended and restated on October 16, 2012, as amended by Amendment No. 1 thereto, dated as of November 29, 2012, as amended by Amendment No. 2 thereto, dated as of August 5, 2013, and as further amended by the Incremental Amendment, dated as of February [•], 2014 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nexeo Solutions, LLC, a Delaware limited liability company, Nexeo Solutions Holdings, LLC, a Delaware limited liability company, Nexeo Solutions Sub Holding Corp., a Delaware corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent) at 1455 Market Street, Mail Code: CA5-701-05-19, San Francisco, CA 94103, (or such other office notified by the Administrative Agent to the Borrower in accordance with Section 10.02 of the Credit Agreement) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term B-3 Loans made by the Lender to the Borrowers pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term B-3 Loans made by the Lender to the Borrowers pursuant to the Credit Agreement.

                                The Borrowers promise to pay, on a joint and several basis, interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

                                The Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                                All Borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this note.

                                This note is one of the Term B-3 Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  This note is also entitled to the benefits of the Guaranty and is secured by the Collateral.

                                THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

                                THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed by their respective authorized officers as of the day and year first above written.

NEXEO SOLUTIONS, LLC

By:
Name:
Title:

NEXEO SOLUTIONS HOLDINGS, LLC

By:
Name:
Title:

NEXEO SOLUTIONS SUB HOLDING CORP.

By:
Name:
Title: